Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 of Span-America Medical Systems, Inc. pertaining to the Span-America Medical Systems, Inc. 1997 Stock Option Plan and 1991 Stock Option Plan of our report dated November 1, 2006 relating to our audit of the financial statements and financial statement schedules, which appear in the Annual Report on Form 10-K of Span-America Medical Systems, Inc. for the year ended September 30, 2006.

Elliott Davis, LLC
Greenville, South Carolina
October 11, 2007